UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2016

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 42nd Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2016, Ares Commercial Real Estate Corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with Cornerstone Real Estate Advisers LLC, a Delaware limited liability company (the “Buyer”) to sell the Company’s mortgage banking business. Upon the terms and subject to the conditions set forth in the Agreement, at the closing the Buyer will purchase from the Company (the “Acquisition”) all of the outstanding common units of ACRE Capital Holdings LLC, a Delaware limited liability company, the holding company that owns the Company’s mortgage banking subsidiary, ACRE Capital LLC (“ACRE Capital”). The Acquisition is expected to close within the next three to six months, subject to the satisfaction or waiver of various closing conditions, as described below.

The Agreement provides that the Buyer will pay $93 million in cash as consideration for the Acquisition. The purchase price is subject to certain adjustments, including a working capital adjustment, an adjustment of $1.15 million in respect of certain change of control payments triggered in connection with the Acquisition and a potential adjustment of up to $3 million based on certain 2016 revenue items.

The Agreement contains customary representations, warranties and covenants regarding the business and operations of ACRE Capital. The Company has also agreed to a two-year non-competition and non-solicitation agreement, subject to certain customary exceptions.

The consummation of the transactions contemplated by the Agreement is subject to the receipt of certain consents and approvals of U.S. Government-sponsored entities and governmental entities. The consummation of the transactions contemplated by the Agreement is also subject to the satisfaction of certain other conditions, including, among other things, a customary bringdown of representations and warranties and compliance with covenants, and that no material adverse effect with respect to ACRE Capital shall have occurred prior to the closing.

The Agreement provides for customary termination rights, including, among others, termination rights upon denial of certain required regulatory approvals or upon certain material breaches of representations, warranties or covenants.  The Agreement provides for an initial outside termination date of December 31, 2016, subject to up to two successive 30-day extensions under certain circumstances.

The Agreement provides for indemnification with respect to losses relating to breaches of representations and warranties and covenants, subject to certain limitations, and for the repayment of change of control payments in certain circumstances.

The Agreement provides for reimbursement of certain out-of-pocket expenses incurred by the Company or the Buyer, as applicable, if the Agreement is terminated by the other party as a result of the failure to receive the consent or approval of certain third parties due to the fault of the non-terminating party.

A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

The Agreement is not intended to provide any other factual information about the Company, ACRE Capital or the Buyer. The Agreement has been included to provide the Company’s stockholders with information regarding its terms. The representations and warranties of each party set forth in the Agreement (a) have been qualified by certain disclosures made to the other party outside of the Agreement, (b) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by stockholders, (c) were made only as of the date of the Agreement or such other date as is specified in the Agreement and (d) may have been included in the Agreement for the purpose of allocating risk between the Company and the Buyer rather than establishing matters as facts.  Accordingly, the Agreement is included with this filing only to provide stockholders with information regarding the terms of the Agreement, and not to provide stockholders with any factual information regarding the parties or their respective businesses.

Item 7.01. Regulation FD Disclosure.

On June 29, 2016, the Company issued a press release, included herewith as Exhibit 99.1 and by this reference incorporated herein.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Purchase and Sale Agreement, among Ares Commercial Real Estate Corporation, a Maryland corporation, and Cornerstone Real Estate Advisers LLC, a Delaware limited liability company.

99.1	Press Release of Ares Commercial Real Estate Corporation issued June 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 29, 2016

ARES COMMERCIAL REAL ESTATE CORPORATION

		By:	/s/ Anton Feingold
		Name:	Anton Feingold
		Title:	Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase and Sale Agreement, among Ares Commercial Real Estate Corporation, a Maryland corporation, and Cornerstone Real Estate Advisers LLC, a Delaware limited liability company.

99.1	Press Release of Ares Commercial Real Estate Corporation issued June 29, 2016.